Exhibit 99.1

HOLLYWOOD MEDIA CORP. ANNOUNCES

PRELIMINARY RESULTS OF ITS TENDER OFFER

BOCA RATON, FL (February 22, 2011) – Hollywood Media Corp. (Nasdaq: HOLL) announced today the preliminary results of its tender offer to purchase up to 8,000,000 shares of its common stock at a price of $2.05 per share (less any applicable withholding taxes and without interest), which expired at 5:00 p.m., New York City time, on Friday, February 18, 2011.  Based on the preliminary count by American Stock Transfer & Trust Company, LLC, the Depositary for the tender offer, 24,168,572 shares of common stock were properly tendered and not withdrawn. Accordingly, Hollywood Media Corp. expects to accept for purchase a total of 8,000,000 shares at a purchase price of $2.05 per share (less any applicable withholding taxes and without interest), for a total cost of approximately $16.4 million.

Since the offer was oversubscribed, the number of shares that Hollywood Media Corp. will purchase from each tendering shareholder will be pro-rated.  Based upon the preliminary count, Hollywood Media Corp. estimates that the pro-ration factor will be approximately 33.1%.  The number of shares tendered and not withdrawn and the pro-ration factor are preliminary and are subject to verification by American Stock Transfer & Trust Company, LLC and the proper delivery of all shares tendered (including any shares tendered pursuant to guaranteed delivery procedures).  The actual number of shares validly tendered and not withdrawn and the pro-ration factor will be announced promptly following completion of the verification process.  Promptly after such announcement, the Depositary will issue payment for the shares validly tendered and accepted under the tender offer and will return all other shares tendered.  It is currently expected that payment for all shares purchased will be made on or about February 28, 2011.

As of February 17, 2011, Hollywood Media Corp. had approximately 31,179,066 shares of common stock outstanding.

The Information Agent for the tender offer is Innisfree M&A Incorporated.  The Depositary for the tender offer is American Stock Transfer & Trust Company, LLC.  For questions and information, please call the Information Agent toll free at 1-888-750-5834.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF HOLLYWOOD MEDIA CORP. COMMON STOCK.  THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE DATED JANUARY 18, 2011, THE RELATED LETTER OF TRANSMITTAL, AND THE SUPPLEMENT TO THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL DATED FEBRUARY 3, 2011 THAT HOLLYWOOD MEDIA CORP. PREVIOUSLY DISTRIBUTED TO ITS SHAREHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS THEY MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME (INCLUDING AS THE OFFER TO PURCHASE DATED JANUARY 18, 2011 AND THE RELATED LETTER OF TRANSMITTAL WERE AMENDED AND SUPPLEMENTED BY THE SUPPLEMENT TO THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL DATED FEBRUARY 3, 2011). SHAREHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE DATED JANUARY 18, 2011, THE RELATED LETTER OF TRANSMITTAL, THE SUPPLEMENT TO THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL DATED FEBRUARY 3, 2011 AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER.  SHAREHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE ISSUER TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING ANY AMENDMENTS THERETO), THE OFFER TO PURCHASE DATED JANUARY 18, 2011, THE RELATED LETTER OF TRANSMITTAL, THE SUPPLEMENT TO THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL DATED FEBRUARY 3, 2011 AND OTHER DOCUMENTS THAT HOLLYWOOD MEDIA CORP. HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CALLING INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE TENDER OFFER, TOLL-FREE AT 1-888-750-5834.  SHAREHOLDERS ARE URGED TO CAREFULLY READ ALL OF THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

About Hollywood Media Corp.

Hollywood Media Corp. (Nasdaq: HOLL) is comprised primarily of an Ad Sales division including Hollywood Media Corp.’s minority interest in MovieTickets.com, UK Theatres Online (formerly known as CinemasOnline), and an Intellectual Property division.

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Note on Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws.  The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media Corp., our ability to develop and maintain strategic relationships, technology risks, the volatility of our stock price, changes in facts and circumstances and other uncertainties concerning the completion of the tender offer, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2009.  Such forward-looking statements speak only as of the date on which they are made.  Further information about these matters can be found in our Securities and Exchange Commission filings.  Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000